UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934


                               September 24, 2002
                                (Date of Report)


                              Network Commerce Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Washington                     0-26707               91-1628103
 (State or Other Jurisdiction     (Commission File No.)      (IRS Employer
       of Incorporation                                   Identification Number)

             411 First Avenue South, Suite 200 N, Seattle, WA 98104 (Address of Principal Executive Offices, including zip)


                                 (206) 223-1996
              (Registrant's Telephone Number, including area code)

Item 5. Other Events and Regulation FD Disclosure

     On September 24, 2002, the United States District Court for the Western District of Washington in Seattle issued an order dismissing with prejudice the consolidated securities class actions (consolidated under case no. C01-0675L) against Network Commerce Inc. and Dwayne Walker, the Company's chairman of the Board of Directors and former chief executive officer and president.

     This litigation was a consolidation of multiple putative class actions, the first of which was filed on May 10, 2001, alleging violations of the federal securities laws based on alleged misrepresentations and omissions made by the defendants to the market. On January 28, 2002, the Company and Mr. Walker filed a motion to dismiss the consolidated class action complaint for failure to state a claim on which legal relief can be granted, and on September 24, 2002 the Court granted the motion, and denied the plaintiffs' request to file an amended complaint.

     Network Commerce issued a press release on September 25, 2002, announcing the dismissal of the securities class action litigation, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.


Item 7. Financial Statements and Exhibits

         (c)      Exhibits.

                  Number    Description
                  99.1      Company press release dated September 26, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated: September 26, 2002.

                                            NETWORK COMMERCE INC.



                                            By:  /s/ N. Scott Dickson
                                               --------------------------------
                                                 N. Scott Dickson
                                                 Chief Executive Officer